                                  EXHIBIT 16

                         [GRANT THORNTON LETTERHEAD]



December 18, 1995

Securities and Exchange Commission
Washington, D.C. 20549

Re: Sector Associates, Ltd.
    File #0-17827

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Sector Associates, Ltd. dated December 6, 1995, and agree with the statements contained therein.

Very truly yours,

/s/ GRANT THORNTON